UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2024
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 15, 2024, Trinity Industries Leasing Company, a Delaware corporation (“TILC”) and wholly-owned subsidiary of Trinity Industries, Inc. (the “Company”), and Trinity Rail Leasing Warehouse Trust, a Delaware statutory trust (“TRLWT”) in which TILC is the sole beneficiary, entered into a Warehouse Loan Agreement dated as of March 15, 2024 (the “Loan Agreement”) among the banks and other lending institutions from time to time party thereto, Atlas Securitized Products Administration, L.P., as agent (the “Agent”), and U.S. Bank Trust Company, National Association, not in its individual capacity, but solely in its capacity as collateral agent and depositary. On the same date, TRLWT completed the initial funding of an approximately $660,000,000 loan under the Loan Agreement. The proceeds of the loans made pursuant to the Loan Agreement were used to refinance certain railcars and related operating leases and related assets owned by TRLWT as of such date (the “Railcar Portfolio”) and to pay fees and expenses incurred in connection therewith. Thereafter the revolving commitments under the Loan agreement will be available to TRLWT to draw additional loans from time to time to fund the purchase price of additional railcars. Amounts currently outstanding under the Loan Agreement are secured by the Railcar Portfolio. Future amounts outstanding under the Loan Agreement will be secured by the railcars, related operating leases, and related assets owned by TRLWT at such future time.
TRLWT previously acquired the Railcar Portfolio from TILC (and certain of its affiliates) using a combination of capital contributions from TILC and loans from third-party lenders pursuant to that certain Fifth Amended and Restated Loan Agreement dated as of March 15, 2021 (as further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Existing Warehouse Facility”) among, TRLWT, TILC, the banks and other lending institutions from time to time party thereto, Atlas Securitized Products Holdings, L.P., as agent, and Wilmington Trust Company, as collateral agent. TRLWT refinanced the Railcar Portfolio using loans borrowed under the Loan Agreement to repay in full and terminate the Existing Warehouse Facility.
Key terms of the Loan Agreement include, without limitation:
•A maximum aggregate amount of $800,000,000 under the Loan Agreement with an approximate initial principal amount of $660,000,000;
•the maturity date is March 15, 2028; and
•an applicable interest rate of, for any day during any interest period, the sum of (i) one-month term SOFR, plus (ii) a facility margin of 1.75% per annum, plus (iii) at any time after March 15, 2027, a step-up margin of 1.00% per annum.
Obligations under the Loan Agreement are solely the obligations of TRLWT and may be declared due and payable upon the occurrence of certain customary events of default.
The description of the Loan Agreement set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d) Exhibits:

NO.	DESCRIPTION
10.1
Warehouse Loan Agreement dated as of March 15, 2024, among Trinity Rail Leasing Warehouse Trust, Trinity Industries Leasing Company, Atlas Securitized Products Administration, L.P., as Agent, the Lenders, and U.S. Bank Trust Company, National Association, not in its individual capacity, but solely in its capacity as collateral agent and depositary.

101.SCH	Inline XBRL Taxonomy Extension Schema Document (filed electronically herewith).
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (filed electronically herewith).
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (filed electronically herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 18, 2024	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer